Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces

Third Quarter 2019 Financial Results

Record Investment Portfolio of $526.0 Million as of September 30, 2019

DECLARES FOURTH QUARTER 2019 DISTRIBUTION OF $0.36 PER SHARE

Menlo Park, Calif., November 6, 2019 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the third quarter ended September 30, 2019 and its fourth quarter 2019 distribution of $0.36 per share.

Third Quarter 2019 Highlights

▪	Signed $301.2 million of new term sheets at TriplePoint Capital LLC (“TPC”), and TPVG closed $81.2 million of new debt commitments to venture growth stage companies; w
▪	Funded $84.7 million in debt investments with a 13.0% weighted average annualized portfolio yield at origination;
▪	Grew the investment portfolio to a record level of $526.0 million as of September 30, 2019;
▪	Received $1.0 million of principal prepayments and $41.2 million of scheduled amortization and repayments;
▪	Appointed Christopher M. Mathieu as Chief Financial Officer;
▪	Announced that TPVG received an investment grade rating of BBB from DBRS, Inc.;
▪	Increased funding capacity under the Company’s revolving credit facility to $300.0 million;
▪	Earned net investment income of $7.1 million, or $0.29 per share;
▪	Reduction in net unrealized gains on public stock portfolio of $4.6 million during the quarter, or $0.19 per share;
▪	Net asset value of $335.4 million, or $13.47 per share, at September 30, 2019;
▪	TPVG portfolio company Medallia Inc. completed a $326 million initial public offering;
▪	Declared a fourth quarter distribution of $0.36 per share, payable on December 16, 2019; bringing total declared distributions to $8.52 per share since the Company’s initial public offering; and
▪	Subsequent to the third quarter, the Company funded $94.3 million in new debt investments.

Year to Date 2019 Highlights

▪	Earned net investment income of $27.2 million, or $1.09 per share;
▪	Generated a net increase in net assets of $26.1 million, or $1.05 per share;
▪

Signed $754.9 million of new term sheets at TPC, and TPVG closed $377.9 million of new debt commitments to venture growth stage companies, an increase of 34.3% and 18.6% over the same period in 2018, respectively;

▪	Funded $246.7 million in debt investments to 20 portfolio companies, an increase of 71.2% over the same period of 2018;
▪	Achieved a 14.9% weighted average annualized portfolio yield on debt investments;
▪	Paid distributions of $1.08 per share; and
▪	Total return of 63.2% as of September 30, 2019.

“We continued to experience strong demand from venture growth stage companies seeking debt financing and ended the quarter with a record portfolio size,” said Jim Labe, chairman and chief executive officer of TPVG, adding “and based on funding activity so far in the fourth quarter we are on track for further portfolio growth.”

“Our investment grade credit rating reflects our proven long-term credit performance,” said Sajal Srivastava, president and chief investment officer of the Company. “It also provides flexibility in deploying capital and growing our investment portfolio in a disciplined fashion to maximize returns to our shareholders.”

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PORTFOLIO AND INVESTMENT ACTIVITY

During the third quarter of 2019, the Company entered into $81.2 million of new debt commitments with four companies, funded 12 debt investments totaling $84.7 million to nine companies, acquired warrant investments valued at $0.9 million in six companies and made equity investments of $1.0 million in two companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.0% at origination. During the quarter, the Company had $1.0 million of principal prepayments and scheduled principal amortization and repayments of $41.2 million. The weighted average annualized portfolio yield on debt investments for the third quarter was 13.0%, including the impact of prepayments, and 12.8% excluding the impact of prepayments. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of September 30, 2019, the Company held 82 debt investments with 29 companies and 77 warrant and equity investments in 73 companies. The total cost and fair value of these investments were $526.9 million and $526.0 million, respectively.

Total portfolio investment activity for the three and nine months ended September 30, 2019 and 2018 was as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Beginning portfolio at fair value	$496,021	$398,405	$433,417	$372,103
New debt investments, net (1)	83,024	52,274	241,745	140,340
Scheduled principal payments from debt investments	(9,159)	(6,963)	(30,485)	(18,308)
Early principal payments, repayments and recoveries	(32,991)	(95,990)	(133,096)	(154,338)
Accretion of debt investment fees	2,523	2,012	7,499	7,821
Payment-in-kind coupon	565	662	1,627	1,951
New warrant investments	943	909	3,467	2,770
New equity investments	1,011	250	3,173	1,000
Proceeds and dispositions of investments	(11)	(1,182)	(313)	(4,553)
Net realized (losses) gains	(1,801)	942	(1,847)	1,723
Net unrealized gains (losses) on investments	(14,124)	(4)	814	806
Ending portfolio at fair value	$526,001	$351,315	$526,001	$351,315

(1) Debt balance is net of fees and discounts applied to the loan at origination.

SIGNED TERM SHEETS

During the third quarter of 2019, TPC entered into $301.2 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.

UNFUNDED COMMITMENTS

As of September 30, 2019, the Company’s unfunded commitments totaled $330.8 million, of which $70.3 million is dependent upon portfolio companies reaching certain milestones. Of the $330.8 million of unfunded commitments, $108.0 million will expire during 2019, $207.8 million will expire during 2020 and $15.0 million will expire in 2021 if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

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The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

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RESULTS OF OPERATIONS

Total investment and other income was $15.7 million for the third quarter of 2019, representing a weighted average annualized portfolio yield of 13.0% on debt investments, as compared to $17.7 million and 19.3% for the third quarter of 2018. The decrease in investment income was driven by a decrease in prepayment and other income, partially offset by a higher average portfolio balance between periods. For the nine months ended September 30, 2019, the Company’s total investment and other income was $52.1 million, as compared to $46.8 million for the nine months ended September 30, 2018, representing a year-to-date weighted average annualized portfolio yield on debt investments of 14.9% and 16.8%, respectively.

Operating expenses for the third quarter of 2019 were $8.6 million as compared to $7.7 million for the third quarter of 2018.  Operating expenses for the third quarter of 2019 consisted of $3.2 million of interest expense and amortization of deferred credit facility costs, $2.3 million of base management fees, $1.7 million of income incentive fees, $0.5 million of administration agreement expenses and $0.9 million of general and administrative expenses. Operating expenses for the third quarter of 2018 consisted of $2.1 million of interest expense and amortization of deferred credit facility costs, $1.8 million of base management fees, $2.5 million of income incentive fees, $0.5 million of administration agreement expenses and $0.7 million of general and administrative expenses. The Company’s total operating expenses were $25.0 million and $22.1 million for the nine months ended September 30, 2019 and 2018, respectively.

For the third quarter of 2019, the Company recorded net investment income of $7.1 million, or $0.29 per share, as compared to $10.0 million, or $0.46 per share, for the third quarter of 2018. The decrease between periods was primarily driven by a decrease in prepayment and other income and an increase in interest expense, partially offset by a higher total investment income as a result of an increase in the average portfolio balance between periods. Net investment income for the nine months ended September 30, 2019 was $27.2 million, or $1.09 per share, compared to $24.8 million, or $1.30 per share, during the nine months ended September 30, 2018.

During the third quarter of 2019, the Company recorded $1.8 million, or $0.07 per share, of net realized losses on investments, compared to net realized gains on investments of $0.9 million, or $0.04 per share, for the third quarter of 2018. Net unrealized losses on investments for the third quarter of 2019 was $14.1 million, or $0.57 per share, resulting primarily from market-price related changes in two of TPVG’s publicly-traded equity and warrant investments and credit-related adjustments affecting fair value estimates on three portfolio companies, as compared to net unrealized losses on investments of $5,000, or $0.00 per share, for the third quarter of 2018. The Company’s net realized and unrealized losses were $1.0 million for the nine months ended September 30, 2019, compared to net realized and unrealized gains of $2.5 million for the nine months ended September 30, 2018.

The Company experienced a net decrease in net assets resulting from operations for the third quarter of 2019 of approximately $8.8 million, or $0.35 per share, as compared to a net increase in net assets resulting from operations of $10.9 million, or $0.50 per share, for the third quarter of 2018. For the nine months ended September 30, 2019, the Company’s net increase in net assets resulting from operations was approximately $26.1 million, or $1.05 per share, as compared to a $27.2 million, or $1.43 per share, for the nine months ended September 30, 2018.

CREDIT QUALITY

The Company maintains a credit watch list with portfolio companies placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White (2) unless the portfolio company’s credit quality meets the characteristics of another risk category.

As of September 30, 2019, the weighted average investment ranking of the Company’s debt investment portfolio was 1.97, as compared to 2.03 at the end of the prior quarter. During the three months ended September 30, 2019, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: two portfolio companies with a principal balance of $13.6 million were upgraded from White (2) to Clear (1); one portfolio company with a principal balance of $13.2 million was downgraded from Yellow (3) to Orange (4); and one portfolio company with a principal balance of $7.5 million was downgraded from Orange (4) to Red (5).  Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended September 30, 2019.

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The following table shows the credit rankings for the Company’s debt investments at fair value as of September 30, 2019 and June 30, 2019.

	As of September 30, 2019			As of June 30, 2019
Category (dollars in thousands)	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies
Clear (1)	$92,778	19.4%	6	$80,010	18.0%	4
White (2)	336,884	70.5	17	302,832	68.1	18
Yellow (3)	20,870	4.4	2	33,879	7.6	3
Orange (4)	24,598	5.1	2	23,687	5.3	2
Red (5)	2,658	0.6	2	4,305	1.0	2
Total debt investments	$477,788	100.0%	29	$444,713	100.0%	29

NET ASSET VALUE

As of September 30, 2019, the Company’s net assets were $335.4 million, or $13.47 per share, as compared to $334.5 million, or $13.50 per share, as of December 31, 2018.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2019, the Company had total liquidity of $189.8 million, consisting of cash of $60.6 million and available capacity under its revolving credit facility of $129.2 million, subject to existing advance rates, terms and covenants. The Company ended the quarter with a 0.73x leverage ratio.

DISTRIBUTION

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the fourth quarter of 2019, payable on December 16, 2019 to stockholders of record as of November 29, 2019.

SUBSEQUENT EVENTS

Since October 1, 2019:

▪	The Company closed $61.3 million of additional debt commitments;
▪	The Company received $26 million of principal prepayments generating approximately $2.8 million of accelerated income; and
▪	TPC’s direct originations platform entered into $43.3 million of additional non-binding signed term sheets with venture growth stage companies.

CONFERENCE CALL

The Company will host a conference call at 5:00 p.m. Eastern Time today, November 6, 2019, to discuss its financial results for the third quarter ended September 30, 2019.  To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through December 6, 2019, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID 10136612. The conference call will also be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company was formed to expand the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by lending primarily with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Barry Hutton

212-371-5999|415-926-7961

aho@abmac.com|brh@abmac.com

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except per share data)

	September 30, 2019	December 31, 2018
Assets	(unaudited)
Investments at fair value (amortized cost of $526,862 and $435,084, respectively)	$526,001	$433,417
Short-term investments at fair value (cost of $0 and $19,999, respectively)	-	19,999
Cash	29,385	3,382
Restricted cash	31,242	6,567
Deferred credit facility costs	1,887	1,179
Prepaid expenses and other assets	2,568	2,510
Total assets	$591,083	$467,054

Liabilities
Revolving credit facility	$170,776	$23,000
2022 Notes (net of deferred financing costs of $1,424 and $1,807, respectively)	73,326	72,943
Payable for U.S. Treasury Bill assets	-	19,999
Other accrued expenses and liabilities	11,535	16,581
Total liabilities	$255,637	$132,523

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$-	$-
Common stock, par value $0.01 per share (450,000 shares authorized; 24,895 and 24,780 shares issued and outstanding, respectively)	249	248
Paid-in capital in excess of par value	332,929	331,329
Total distributable earnings	2,268	2,954
Total net assets	$335,446	334,531
Total liabilities and net assets	$591,083	467,054

Net asset value per share	$13.47	$13.50

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Investment income
Interest income from investments	$15,434	$16,969	$50,477	$44,995
Other income	256	709	1,645	1,854
Total investment and other income	$15,690	$17,678	$52,122	$46,849

Operating expenses
Base management fee	$2,270	$1,848	$6,107	$5,144
Income incentive fee	1,745	2,503	6,754	6,190
Interest expense and amortization of fees	3,202	2,141	8,415	7,191
Administration agreement expenses	463	456	1,238	1,308
General and administrative expenses	897	720	2,457	2,259
Total operating expenses	$8,577	$7,668	$24,971	$22,092

Net investment income	$7,113	$10,010	$27,151	$24,757

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	$(1,801)	$904	$(1,847)	$1,685
Net change in unrealized gains (losses) on investments	(14,124)	(5)	814	805
Net realized and unrealized gains (losses)	$(15,925)	$899	$(1,033)	$2,490

Net increase (decrease) in net assets resulting from operations	$(8,812)	$10,909	$26,118	$27,247

Basic and diluted net investment income per share	$0.29	$0.46	$1.09	$1.30
Basic and diluted net increase (decrease) in net assets per share	$(0.35)	$0.50	$1.05	$1.43
Basic and diluted weighted average shares of common stock outstanding	24,865	21,641	24,825	19,056

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Weighted Average Portfolio Yield on Debt Investments

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Weighted average portfolio yield on debt investments	13.0%	19.3%	14.9%	16.8%
Coupon income	10.3%	10.7%	10.3%	10.7%
Net amortization and accretion of premiums and discounts	0.8%	1.1%	0.9%	1.0%
Net accretion of end-of-term payments	1.8%	2.2%	2.0%	2.1%
Impact of prepayments	0.2%	5.3%	1.8%	3.0%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period. The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.

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